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Exhibit 23.1

Consent of Independent Public Accountants

        As independent public accountants, we hereby consent to the use of our reports dated February 8, 2002 (except with respect to the matter discussed in Note 19, as to which the date is March 14, 2002) included in Sinclair Broadcast Group, Inc.'s Form 10-K for the year ended December 31, 2001, incorporated by reference in this Registration Statement, and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

Baltimore, Maryland
April 19, 2002

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Consent of Independent Public Accountants